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                                                                  EXHIBIT 10.25


                              SHAREHOLDER AGREEMENT


     This Shareholder Agreement is made this 4th day of May, 2001 between Ronald
V. Aprahamian ("Aprahamian") and Superior Consultant Holdings Corporation ("Holdings").


                                    RECITALS

     A. Aprahamian, Holdings and Robert R. Tashiro ("Tashiro") are parties to an Agreement to Purchase Shares and an Assignment, Assumption and Release Agreement of even date herewith. Pursuant to those agreements, Aprahamian has agreed to purchase 144,610 shares of Holdings common stock held by Tashiro (the "Shares") and to assume the liability of Tashiro under a promissory note (the "Tashiro Note") given by him to Holdings in connection with Tashiro's acquisition of such shares. Aprahamian has further agreed to deliver to Holdings an Amended and Restated Promissory Note in the principal amount of $203,906.70 (the "Aprahamian Note") in replacement of the Tashiro Note, and in consideration thereof Holdings has agreed to cancel the Tashiro Note.

     B. Aprahamian and Holdings wish to establish the provisions contained in this Agreement regarding the Shares and the Aprahamian Note.


     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Aprahamian acknowledges that the Shares were acquired by Tashiro without registration under the Securities Act of 1933 or any state securities law. Aprahamian further acknowledges that as Chairman of the Board of Directors, he may not be able to freely trade the Shares. Aprahamian agrees that he will not transfer the Shares or any portion thereof unless the Shares have been registered under all such applicable laws or the transfer complies with available registration exemptions thereunder, and that Holdings and its transfer agent may refuse to permit any transfer of the Shares made without registration unless there is delivered to them an opinion of counsel, in form and substance satisfactory to Holdings and its counsel, to the effect that the transfer may be effected without registration under all such applicable acts.

     2. In the event that either of the following events occurs, the outstanding principal amount of the Aprahamian Note and accrued and unpaid interest thereon may be accelerated, at the option of Holdings by delivery of written notice to Aprahamian's address as shown on the books and records of Holdings, to become immediately due and payable as of the Acceleration Date specified below:

        (a) Aprahamian resigns as a member of the Board of Directors of Holdings, in which case the Acceleration Date will be the effective date of the resignation, or declines or refuses to stand for re-election to the Board of Directors of Holdings, in which case the Acceleration Date will be the date Aprahamian's term as director ceases.

        (b) There occurs a Change of Control (as defined below) with respect to Holdings, as a result of which Aprahamian becomes entitled to receive cash and/or Marketable Securities (as defined below) with an aggregate value, measured as of the date on which Aprahamian first becomes entitled to receive such cash and/or Marketable Securities, that is




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     not less than the remaining principal balance of the Aprahamian Note outstanding on such date.

        (i) For purposes of this Agreement, "Marketable Securities" means securities which are listed for trading on the New York Stock Exchange, American Stock Exchange or Nasdaq Stock Market, and which Aprahamian may sell (i) without restriction under the Securities Act of 1933or (ii) within any three month period in compliance with the provisions of Rule 144 and/or Rule 145 promulgated under the Securities Act of 1933.

        (ii) For purposes of this Agreement, "Change in Control" means (i) the acquisition by any person (including a group within the meaning of Section 13(d)(3) under the Securities Exchange Act of 1934) of the ability to elect a majority of the members of the Board of Directors of Holdings, (ii) the merger of Holdings with any entity if Holdings is not the surviving corporation of such merger, (iii) the consummation of any tender offer which results in sale of securities of Holdings possessing the right to elect a majority of the members of the Board of Directors of Holdings or
     (iv) the sale of all or substantially all of the assets of Holdings in a single transaction or series of transactions, and the distribution to Holdings' shareholders (in liquidation or otherwise) of some or all of the proceeds of the sale. The Acceleration Date with respect to any Change of Control will be the effective date of the Change of Control.

     3. In the event of acceleration of the Aprahamian Note pursuant to Section 2, Aprahamian will pay amounts owing in accordance with the terms of the Aprahamian Note and Holdings will have the rights provided therein.

     4. This Agreement may be executed in any number of counterparts, which, when taken together, will be deemed to constitute one and the same instrument.

     5. This Agreement shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws of the State of Michigan, without reference to choice of law provisions which would require the application of the law of any other jurisdiction.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                     --------------------------------------
                              Ronald V. Aprahamian


                SUPERIOR CONSULTANT HOLDINGS CORPORATION (Issuer)





                   By:
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                   Its:
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